EXHIBIT 99.1
At the Company:
Akorn, Inc.
Jeffrey A. Whitnell, CFO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn Reports First Quarter 2009 Financial Results
Buffalo Grove, IL, May 12, 2009 — Akorn, Inc. (NASDAQ: AKRX) a specialty pharmaceutical company, today reported on financial results for the first quarter ended March 31, 2009.
Total revenue for the first quarter 2009 was $22.0 million, versus $14.5 million in the first quarter 2008, representing an increase of approximately 52%. The revenue increase was driven by higher Td Vaccine sales, which totaled $10.7 million. Gross profit for the first quarter 2009 was $5.4 million as compared to $3.7 million in the first quarter 2008, an increase of 43%. The increase in first quarter 2009 gross profit is primarily due to the sale of Td Vaccines, which contributed approximately $3.4 million. Gross margin for the first quarter 2009 was 24.3% versus 25.9% for the first quarter 2008.
During the first quarter 2009, the Company recognized equity earnings totaling $60K from its investment in the Akorn-Strides, LLC joint venture. The JV recognized net sales of approximately $868K during Q1’09, while continuing to invest in its injectables product pipeline.
Dr. John Kapoor, Chairman of the Board stated, “I am pleased with the first quarter operating results. The company was able to address its near-term cash flow challenges in a short period of time. We are currently evaluating our business model and strategy and are working on a plan to deliver growth while rationalizing our costs and becoming cash flow neutral.”
Dr. Kapoor added, “I am excited about the prospects of the company, especially with the growth opportunities from the company’s efforts in developing new products both internally and through its partners. I am committed to support the company with further working capital needs, if required.”

The Company’s net loss was approximately $10.7 million in the first quarter 2009 as compared to a net loss of $5.5 million in the first quarter 2008. This reflects a higher gross profit that was offset by non-recurring expenses that are highlighted below:

Description	Amount
o Supply Agreement Termination Expenses	$5,830,000

o Write-off of Deferred Financing Costs	1,454,000

o Floor Stock Price Adjustment	469,000

o Stock Compensation Expense (ex-CEO)	319,000

o Cancelled R&D Project	88,000

Total	$8,160,000

Jeffrey Whitnell, Chief Financial Officer commented, “Akorn completed two significant transactions during the first quarter of 2009, both of which represent positive events for the Company. We believe the purchase of our credit facility by EJ Funds will provide us with the flexibility to access additional capital resources. Further, our amended supply agreement for Td Vaccines will ease our working capital requirements.”
We are currently in the process of reviewing our four business segments and related cost structures. The objective of this review is to formulate a plan to lower operating costs and achieve profitability. We finished the first quarter with $4.7 million in cash and our goal is to achieve a neutral cash flow operating position by the end of this year.”

About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS

	MARCH 31,	DECEMBER 31,
	2009	2008
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,681	$1,063
Trade accounts receivable (less allowance for doubtful accounts of $29 and $22, respectively)	12,677	6,529
Other receivable	—	1,221
Inventories	29,666	30,163
Prepaid expenses and other current assets	1,107	1,770

TOTAL CURRENT ASSETS	48,131	40,746
PROPERTY, PLANT AND EQUIPMENT, NET	33,554	34,223
OTHER LONG-TERM ASSETS
Intangibles, net	5,442	6,017
Deferred Financing Costs	1,450	272
Other	970	1,071

TOTAL OTHER LONG-TERM ASSETS	7,862	7,360

TOTAL ASSETS	$89,547	$82,329

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$12,788	$8,795
Accrued compensation	1,185	1,070
Accrued expenses and other liabilities	2,934	2,906
Short term subordinated debt — related party	5,532	5,332
Revolving line of credit — related party	5,509	—
Supply agreement termination costs, current portion	3,250	—

TOTAL CURRENT LIABILITIES	31,198	18,103
LONG-TERM LIABILITIES
Lease incentive obligation	1,439	1,484
Product warranty	1,299	1,299
Supply agreement termination costs	1,500	—

TOTAL LONG-TERM LIABILITIES	4,238	2,783
TOTAL LIABILITIES	35,436	20,886
SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 90,072,662 and 90,134,548 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	171,567	170,617
Warrants to acquire common stock	2,731	2,731
Warrants to be issued	2,409	—
Accumulated deficit	(122,596)	(111,905)

TOTAL SHAREHOLDERS’ EQUITY	54,111	61,443

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$89,547	$82,329

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2009	2008
Revenues	$22,040	$14,459
Cost of sales	16,678	10,712

GROSS PROFIT	5,362	3,747
Selling, general and administrative expenses	6,997	6,257
Supply agreement termination expenses	5,830	—
Amortization of intangibles	575	339
Research and development expenses	977	2,376

TOTAL OPERATING EXPENSES	14,379	8,972

OPERATING LOSS	(9,017)	(5,225)
Interest expense, net	(278)	(115)
Write off of deferred financing costs	(1,454)	—
Other income (expense)	60	(201)

LOSS BEFORE INCOME TAXES	(10,689)	(5,541)
Income tax provision	2	3

NET LOSS	(10,691)	(5,544)

NET LOSS PER SHARE
BASIC	$(0.12)	$(0.06)

DILUTED	$(0.12)	$(0.06)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
BASIC	90,104	89,053

DILUTED	90,104	89,053

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	THREE MONTHS
	ENDED MARCH 31,
	2009	2008
OPERATING ACTIVITIES
Net loss	$(10,691)	$(5,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,545	1,118
Amortization of deferred financing fees	1,454	—
Non-cash stock compensation expense	955	689
Non-cash supply agreement termination expense	1,051	—
Changes in operating assets and liabilities:
Trade accounts receivable	(6,148)	1,041
Inventories	497	(2,700)
Prepaid expenses and other current assets	764	233
Other long-term assets	—	1,246
Supply agreement termination liabilities	4,750	—
Trade accounts payable	3,993	(5,726)
Accrued expenses and other liabilities	298	284

NET CASH USED IN OPERATING ACTIVITIES	(1,532)	(9,359)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(301)	(269)
Purchase of intangible assets	—	—

NET CASH USED IN INVESTING ACTIVITIES	(301)	(269)
FINANCING ACTIVITIES
Repayment of long-term debt	—	(103)
Restricted cash for revolving credit agreement	—	(2,050)
Loan origination fees — revolving line of credit	(1,274)	—
Proceeds from line of credit	5,509	6,743
Proceeds from warrants exercised	—	37
Proceeds under stock option and stock purchase plans	1,216	480

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,451	5,107

DECREASE IN CASH AND CASH EQUIVALENTS	3,618	(4,521)
Cash and cash equivalents at beginning of period	1,063	7,948

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,681	$3,427

Amount paid for interest	$79	$175
Amount paid for income taxes	$3	$3